UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2007

Consolidated Medical Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Montana	2-89616	82-0369233
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2500 City West Boulevard, Suite 300 Houston, Texas 77042
(Address of principal executive offices)

(281) 209 – 9800

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| |	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

| |	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

| |	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

| |	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On June 7, 2007, the Company transferred to CNRE Investments # 1 LLC (“CNRE”) 3,000,000 shares of common stock in exchange for a $250,000 debt that the Company owes CNRE. These shares were already issued and were being held in trust for CMMI. This transaction is therefore non-dilutive to shareholders.

On June 7, 2007, the Company sold common stock purchase warrants to Timothy G. Byrd, Sr., the Company’s Chief Executive Officer and Sonny Wooley, the Company’s Chairman. Messrs. Byrd and Wooley purchased their warrants by converting $100,000 of accrued compensation owed to each of them. Each of the above warrants gives the purchaser the right to purchase 12,000,000 restricted shares of CMMI stock at $0.03 per share and is valid for five years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Consolidated Medical Management, Inc. (Registrant)

By:	/s/
Timothy G. Byrd, Sr.
CEO

Dated: June 12, 2007